Exhibit 99.1
HCC INSURANCE HOLDINGS REPORTS RESULTS
FOR SECOND QUARTER AND FIRST HALF OF 2009
HOUSTON (August 4, 2009) . . .
HCC Insurance Holdings, Inc. (NYSE: HCC) today released earnings for the second quarter and six months ended June 30, 2009.
Net earnings for the second quarter of 2009 were $91.6 million, or $0.81 per diluted share, compared to $91.7 million, or $0.79 per diluted share for the second quarter of 2008. Net earnings for the first six months of 2009 were $174.8 million, or $1.54 per diluted share, versus $172.1 million, or $1.48 per diluted share, for the first half of the previous year. Diluted earnings per share benefited from the repurchase of 4.7 million shares of the Company’s common stock in 2008 and the first quarter of 2009.
“We completed another excellent quarter in a very challenging environment. The industry is in transformation. We believe our strong financial position and outstanding underwriting capabilities position HCC extremely well in this environment,” HCC President and Chief Executive Officer John N. Molbeck, Jr. said.
The GAAP combined ratio was 83.8% in the second quarter of 2009, compared to 84.1% in the second quarter of 2008, and 85.5% in the first six months of 2009, compared to 83.9% in the corresponding period of 2008.
Book value per share increased to $25.01 at June 30, 2009, up 7.5% since December 31, 2008. The Company’s annualized return on average equity for the second quarter of 2009 was 13.3%.
“Our accident year combined ratio continues at a very satisfactory 87.0% for the quarter and 86.7% for the six months,” said Mr. Molbeck. During the second quarter of 2009, HCC had net positive reserve development of $16.0 million pretax compared to $9.3 million in 2008. In the first six months of 2009, the Company recorded $11.3 million pretax of net positive reserve development, compared to $14.4 million for the first six months of 2008.
The 2009 positive reserve development primarily resulted from a reduction in reserves on 2005 hurricane losses, as well as HCC’s aviation and U.K. professional indemnity businesses for the 2001-2006 underwriting years. The redundant development in 2008 primarily resulted from U.K. professional indemnity and London market account businesses for the 2005 and prior underwriting years.

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Gross written premium of HCC’s insurance company subsidiaries for the second quarter of 2009 was $681.3 million, compared to $691.6 million for the same quarter of 2008. Net written premium decreased to $543.4 million for the second quarter of 2009, compared to $567.2 million during the 2008 second quarter. Net earned premium decreased to $502.0 million in the second quarter of 2009, compared to $506.6 million in the same quarter of 2008. Gross written premium reflects growth in the diversified financial products and London market account lines of business, as well as new premium from HCC’s acquisitions during 2008. The 2009 periods also reflect reductions resulting from a discontinuation of both an assumed quota share agreement and the U.K. motor business in 2008.
Net earned premium of $1.0 billion for HCC’s insurance company subsidiaries was relatively flat for the first six months of 2009 compared to the first six months of 2008. During the first half of 2009, gross written premium of $1.3 billion and net written premium of $1.0 billion also remained essentially flat compared to the first half of 2008.
“Our results for the first six months were stable and strong, which is the result of acquisitions of teams and businesses that have complemented our already diverse portfolio of specialty businesses,” Mr. Molbeck said.
Total revenue in the second quarter of 2009 decreased to $581.1 million, from $593.9 million in the same quarter of 2008. In addition to the lower net earned premium in 2009, the 2008 period included a gain from the sale of a strategic investment. Total revenue was $1.2 billion for the first six months of 2009 and 2008.
Fee and commission income was $56.4 million in the first half of 2009, compared to $61.8 million in the same period of 2008.
Investment income increased slightly during the second quarter of 2009 to $48.4 million, compared to $47.2 million during the second quarter of 2008, with lower market interest rates on a growing investment portfolio. On a year-to-date basis, investment income declined slightly to $93.6 million in 2009 from $94.9 million in 2008.
HCC’s fixed income securities generated $47.5 million in investment income in the 2009 second quarter, versus $44.4 million in the 2008 second quarter. Investment income from fixed income securities was $92.9 million for the first half of 2009, compared to $85.3 million for the first half of 2008, as the Company’s fixed income securities increased 12% from $4.1 billion at June 30, 2008 to $4.6 billion at June 30, 2009. HCC’s income from short-term investments was $1.7 million in the second quarter of 2009, compared to $5.0 million in the second quarter of 2008 and $3.5 million in the first six months of 2009, compared to $13.6 million in the first six months of 2008. The decreases were due to lower market rates.
As of June 30, 2009, HCC’s fixed income securities portfolio had an average rating of AA+, an average duration of 5.0 years and an average tax equivalent yield of 5.1%. The

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average duration of the total investment portfolio, including short-term investments, was 4.4 years at June 30, 2009.
Pretax other operating income was $5.5 million for the 2009 second quarter, compared to $10.9 million for the same period in 2008. Pretax other operating income was $28.4 million for the first half of 2009, compared to $6.0 million for the same period in 2008. The 2009 year-to-date period includes $20.0 million pretax from the termination of a reinsurance agreement.
On July 16, 2009, HCC commuted an assumed reinsurance contract with a cedent for a payment of $43.9 million. The commutation will be recorded in the third quarter. There will be no material income effect as the result of the commutation. It will, however, impact the paid loss ratio and cash flow from operations for the remainder of the year.
As of June 30, 2009, total investments increased to $5.2 billion, total assets were $8.9 billion, shareholders’ equity was $2.8 billion and the Company’s debt to total capital ratio was 13.4%, compared to $5.0 billion, $8.6 billion, $2.7 billion and 13.6%, respectively, as of March 31, 2009.
As previously announced, William T. “Tobin” Whamond will assume duties as Chief Financial Officer effective August 11, 2009. Ed Ellis will remain with HCC through the end of the year to further assist Mr. Whamond, at which point Mr. Ellis is retiring. “In the months since Tobin’s hiring, they have worked diligently to ensure a smooth handoff of the CFO duties. I expect the transition to be seamless,” said Mr. Molbeck.
For further information about HCC’s quarter and year-to-date financial results, the supplemental financial schedules are accessible on the Company’s website at http://www.hcc.com, as well as directly in the Investor Relations section of HCC’s website at http://ir.hcc.com. The second quarter 2009 supplemental financial schedules are more comprehensive than the Company has previously provided in an effort to provide shareholders with a greater understanding of HCC’s business.
(Note: If clicking on the above links does not open in a new web page, please cut and paste the above urls into your browser’s address bar.)
HCC will hold an open conference call beginning at 8:00 a.m. Central Daylight Time on Wednesday, August 5. To participate, the number for domestic calls is (800) 374-0290 and the number for international calls is (706) 634-1061. In addition, there will be a live webcast available on a listen-only basis that can be accessed through the HCC website at http://www.hcc.com. The webcast replay will be archived in the Investor Relations section of the HCC website through Friday, November 6, 2009.
Headquartered in Houston, Texas, HCC Insurance Holdings, Inc. (HCC) is a leading international specialty insurance group with operations across the United States and in Bermuda, Ireland, Spain and the United Kingdom. HCC has assets of $8.9 billion, shareholders’ equity of $2.8 billion and is rated AA (Very Strong) by Standard & Poor’s

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and AA (Very Strong) by Fitch Ratings. In addition, HCC’s major domestic insurance companies are rated A+ (Superior) by A.M. Best Company.
For more information about HCC, please visit http://www.hcc.com.

Contact:	Jen Browne, Investor Relations Coordinator HCC Insurance Holdings, Inc. Telephone: (713) 996-1144
Forward-looking statements contained in this press release are made under “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.
* * * * *

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HCC Insurance Holdings, Inc. and Subsidiaries
Financial Highlights
(Unaudited, in thousands except per share data)

	Six months ended June 30,		Three months ended June 30,
	2009	2008	2009	2008
		(as adjusted) (a)		(as adjusted) (a)
Gross written premium	$1,283,704	$1,274,592	$681,317	$691,593
Net written premium	1,034,602	1,060,797	543,352	567,150
Net earned premium	1,004,366	1,000,156	501,978	506,610
Fee and commission income	56,426	61,763	26,132	30,764
Net investment income	93,629	94,870	48,411	47,249
Other operating income	28,419	6,001	5,523	10,947
Total revenue	1,181,874	1,161,238	581,136	593,850
Net earnings	174,755	172,130	91,585	91,675
Earnings per share (diluted)	$1.54	$1.48	$0.81	$0.79
Weighted-average shares outstanding (diluted) (millions)	112.9	116.2	112.5	116.0
GAAP net loss ratio	60.5%	59.6%	58.3%	59.8%
GAAP combined ratio	85.5%	83.9%	83.8%	84.1%
Paid loss ratio	52.3%	50.7%	50.6%	50.5%

	June 30,	December 31,
	2009	2008
		(as adjusted) (a)
Total investments	$5,227,506	$4,804,283
Total assets	8,876,261	8,332,000
Shareholders’ equity	2,809,465	2,640,023
Debt to total capital	13.4%	11.5%
Book value per share	$25.01	$23.27

(a)	Certain amounts changed due to 1/1/2009 adoption of new accounting standards.

HCC Insurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	June 30,	December 31,
	2009	2008
		(as adjusted) (a)
ASSETS

Investments:
Fixed income securities — available for sale, at fair value	$4,456,674	$4,133,165
Fixed income securities — held to maturity, at amortized cost	107,145	123,553
Short-term investments	659,021	497,477
Other investments	4,666	50,088

Total investments	5,227,506	4,804,283
Cash	35,614	27,347
Restricted cash and cash investments	206,065	174,905
Premium, claims and other receivables	789,803	770,823
Reinsurance recoverables	1,082,713	1,054,950
Ceded unearned premium	261,801	234,375
Ceded life and annuity benefits	63,129	64,235
Deferred policy acquisition costs	204,026	188,652
Goodwill	847,792	858,849
Other assets	157,812	153,581

Total assets	$8,876,261	$8,332,000

LIABILITIES

Loss and loss adjustment expense payable	$3,566,263	$3,415,230
Life and annuity policy benefits	63,129	64,235
Reinsurance balances payable	158,222	122,189
Unearned premium	1,062,456	977,426
Deferred ceding commissions	66,606	63,123
Premium and claims payable	375,291	405,287
Notes payable	434,682	343,649
Accounts payable and accrued liabilities	340,147	300,838

Total liabilities	6,066,796	5,691,977

SHAREHOLDERS’ EQUITY

Common stock	116,992	116,457
Additional paid-in capital	895,290	881,534
Retained earnings	1,828,795	1,677,831
Accumulated other comprehensive income	67,187	27,536
Treasury stock	(98,799)	(63,335)

Total shareholders’ equity	2,809,465	2,640,023

Total liabilities and shareholders’ equity	$8,876,261	$8,332,000

(a)	Certain amounts changed due to 1/1/2009 adoption of new accounting standards.

HCC Insurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
(Unaudited, in thousands except per share data)

	Six months ended June 30,		Three months ended June 30,
	2009	2008	2009	2008
		(as adjusted) (a)		(as adjusted) (a)
REVENUE

Net earned premium	$1,004,366	$1,000,156	$501,978	$506,610
Fee and commission income	56,426	61,763	26,132	30,764
Net investment income	93,629	94,870	48,411	47,249
Other operating income	28,419	6,001	5,523	10,947
Net realized investment gain (loss)	3,988	47	933	(121)
Other-than-temporary impairment loss:
Total loss	(5,709)	(1,599)	(2,596)	(1,599)
Portion recognized in equity, before tax	755	—	755	—

Net loss recognized in earnings	(4,954)	(1,599)	(1,841)	(1,599)

Total revenue	1,181,874	1,161,238	581,136	593,850

EXPENSE

Loss and loss adjustment expense, net	608,136	595,927	292,570	302,901
Policy acquisition costs, net	178,940	188,113	90,248	95,845
Other operating expense	130,524	116,718	61,526	57,514
Interest expense	8,267	9,779	3,628	4,826

Total expense	925,867	910,537	447,972	461,086

Earnings before income tax expense	256,007	250,701	133,164	132,764
Income tax expense	81,252	78,571	41,579	41,089

Net earnings	$174,755	$172,130	$91,585	$91,675

Basic earnings per share data:
Net earnings per share	$1.55	$1.49	$0.81	$0.79

Weighted-average shares outstanding (millions)	112.3	115.3	111.8	115.5

Diluted earnings per share data:
Net earnings per share	$1.54	$1.48	$0.81	$0.79

Weighted-average shares outstanding (millions)	112.9	116.2	112.5	116.0

Cash dividends declared, per share	$0.250	$0.220	$0.125	$0.110

(a)	Certain amounts changed due to 1/1/2009 adoption of new accounting standards.

HCC Insurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six months ended June 30,
	2009	2008
		(as adjusted) (a)
Operating activities:
Net earnings	$174,755	$172,130
Adjustments to reconcile net earnings to net cash provided by operating activities:
Change in premium, claims and other receivables	(14,383)	(43,624)
Change in reinsurance recoverables	(24,117)	(73,812)
Change in ceded unearned premium	(25,841)	9,052
Change in loss and loss adjustment expense payable	97,956	219,858
Change in reinsurance balances payable	35,985	(9,945)
Change in unearned premium	67,388	55,022
Change in premium and claims payable, net of restricted cash	(59,802)	(73,868)
Change in accounts payable and accrued liabilities	7,090	(72,911)
Change in trading portfolio	—	42,574
Stock-based compensation expense	8,906	6,797
Depreciation and amortization expense	7,652	6,824
Other, net	(13,413)	(7,658)

Cash provided by operating activities	262,176	230,439

Investing activities:
Sales of available for sale fixed income securities	240,716	236,878
Maturity or call of available for sale fixed income securities	119,498	182,410
Maturity or call of held to maturity fixed income securities	85,991	—
Cost of available for sale fixed income securities acquired	(570,529)	(900,693)
Cost of held to maturity fixed income securities acquired	(59,580)	—
Cost of other investments acquired	—	(25,000)
Change in short-term investments	(160,119)	256,564
Proceeds from sales of strategic and other investments	97,407	53,812
Payments for purchase of businesses, net of cash received	(32,966)	(72,369)
Proceeds from sale of assets of business	5,500	—
Other, net	(8,916)	(4,685)

Cash used by investing activities	(282,998)	(273,083)

Financing activities:
Advances on line of credit	105,000	75,000
Payments on line of credit and notes payable	(15,032)	(30,000)
Sale of common stock	5,385	9,868
Purchase of common stock	(35,464)	—
Dividends paid	(28,204)	(25,340)
Other, net	(2,596)	1,110

Cash provided by financing activities	29,089	30,638

Net increase (decrease) in cash	8,267	(12,006)

Cash at beginning of period	27,347	39,135

Cash at end of period	$35,614	$27,129

(a)	Certain amounts changed due to 1/1/2009 adoption of new accounting standards.

HCC Insurance Holdings, Inc. and Subsidiaries
Gross Written Premium
(Unaudited, in thousands)

	Six months ended June 30,			Three months ended June 30,
	2009	2008	Change	2009	2008	Change
Diversified financial products
D&O (1)	$232,710	$187,156	24%	$138,426	$118,121	17%
E&O (2)	127,857	134,041	(5)	65,498	66,933	(2)
Other Professional Liability	44,581	28,021	59	18,807	16,219	16
U.S. Surety & Credit	96,339	90,343	7	52,206	49,802	5
International Surety & Credit	39,575	43,745	(10)	21,013	20,867	1

	541,062	483,306	12	295,950	271,942	9

Group life, accident & health
Medical Stop-loss	315,844	310,886	2	156,358	154,868	1
Other Medical	63,459	67,235	(6)	31,853	32,541	(2)
Other	46,026	40,163	15	20,125	20,341	(1)

	425,329	418,284	2	208,336	207,750	—

Aviation	83,751	96,629	(13)	41,799	51,801	(19)

London market account
Energy	77,632	69,454	12	62,818	50,226	25
Other	56,589	53,344	6	26,654	31,636	(16)

	134,221	122,798	9	89,472	81,862	9

Other specialty lines
Public Risk	35,877	21,293	68	15,943	9,728	64
HCC Lloyds	23,613	46,425	(49)	12,391	25,560	(52)
Other	39,861	81,218	(51)	17,440	38,305	(54)

	99,351	148,936	(33)	45,774	73,593	(38)

Discontinued lines	(10)	4,639	nm	(14)	4,645	nm

Total	$1,283,704	$1,274,592	1%	$681,317	$691,593	(1)%

(1)	Includes D&O and related professional liability insurance underwritten by HCCG and D&O insurance for non-profit organizations underwritten by PIA.

(2)	Includes Miscellaneous E&O, Architects and Engineers E&O, and Diversified Financial Products insurance underwritten by PIA, as well as E&O insurance underwritten in the United Kingdom and Spain.

nm	— Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries
Net Written Premium
(Unaudited, in thousands)

	Six months ended June 30,			Three months ended June 30,
	2009	2008	Change	2009	2008	Change
Diversified financial products
D&O (1)	$167,141	$137,319	22%	$99,674	$87,202	14%
E&O (2)	111,358	122,393	(9)	56,706	60,887	(7)
Other Professional Liability	35,434	20,354	74	13,602	11,309	20
U.S. Surety & Credit	91,794	88,546	4	49,392	48,732	1
International Surety & Credit	35,135	38,534	(9)	18,125	18,515	(2)

	440,862	407,146	8	237,499	226,645	5

Group life, accident & health
Medical Stop-loss	315,842	310,885	2	156,358	154,868	1
Other Medical	63,459	67,235	(6)	31,853	32,541	(2)
Other	15,370	21,709	(29)	7,404	10,045	(26)

	394,671	399,829	(1)	195,615	197,454	(1)

Aviation	60,876	69,880	(13)	30,265	37,534	(19)

London market account
Energy	47,735	50,165	(5)	41,558	36,926	13
Other	32,806	29,931	10	12,589	14,142	(11)

	80,541	80,096	1	54,147	51,068	6

Other specialty lines
Public Risk	27,851	14,847	88	12,735	6,691	90
HCC Lloyds	18,917	41,109	(54)	9,236	22,731	(59)
Other	10,894	43,205	(75)	3,869	20,336	(81)

	57,662	99,161	(42)	25,840	49,758	(48)

Discontinued lines	(10)	4,685	nm	(14)	4,691	nm

Total	$1,034,602	$1,060,797	(2)%	$543,352	$567,150	(4)%

(1)	Includes D&O and related professional liability insurance underwritten by HCCG and D&O insurance for non-profit organizations underwritten by PIA.

(2)	Includes Miscellaneous E&O, Architects and Engineers E&O, and Diversified Financial Products insurance underwritten by PIA, as well as E&O insurance underwritten in the United Kingdom and Spain.

nm	— Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries
Net Earned Premium
(Unaudited, in thousands)

	Six months ended June 30,			Three months ended June 30,
	2009	2008	Change	2009	2008	Change
Diversified financial products
D&O (1)	$172,488	$151,001	14%	$89,686	$76,236	18%
E&O (2)	118,281	108,479	9	58,877	53,937	9
Other Professional Liability	20,768	14,638	42	9,791	8,660	13
U.S. Surety & Credit	89,727	82,144	9	45,235	41,920	8
International Surety & Credit	32,651	33,821	(3)	16,242	17,153	(5)

	433,915	390,083	11	219,831	197,906	11

Group life, accident & health
Medical Stop-loss	315,842	310,908	2	156,359	154,890	1
Other Medical	66,229	57,140	16	33,176	30,683	8
Other	16,100	19,752	(18)	7,548	9,781	(23)

	398,171	387,800	3	197,083	195,354	1

Aviation	65,461	69,712	(6)	32,647	34,719	(6)

London market account
Energy	22,439	30,423	(26)	13,204	13,704	(4)
Other	26,940	22,972	17	12,501	12,601	(1)

	49,379	53,395	(8)	25,705	26,305	(2)

Other specialty lines
Public Risk	17,807	12,265	45	9,187	6,237	47
HCC Lloyds	20,940	33,274	(37)	10,150	17,434	(42)
Other	18,703	48,887	(62)	7,389	23,909	(69)

	57,450	94,426	(39)	26,726	47,580	(44)

Discontinued lines	(10)	4,740	nm	(14)	4,746	nm

Total	$1,004,366	$1,000,156	—%	$501,978	$506,610	(1)%

(1)	Includes D&O and related professional liability insurance underwritten by HCCG and D&O insurance for non-profit organizations underwritten by PIA.

(2)	Includes Miscellaneous E&O, Architects and Engineers E&O, and Diversified Financial Products insurance underwritten by PIA, as well as E&O insurance underwritten in the United Kingdom and Spain.

nm	— Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries
Net Investment Income and Unrealized Gain (Loss)
(Unaudited, in thousands)

	Six months ended June 30,		Three months ended June 30,
	2009	2008	2009	2008

Sources of net investment income:

Fixed income securities
Taxable	$52,099	$47,322	$26,994	$24,870
Exempt from U.S. income tax	40,813	37,974	20,480	19,502

Total fixed income securities	92,912	85,296	47,474	44,372
Short-term investments	3,479	13,571	1,685	4,979
Alternative investments	(958)	(2,414)	4	(1,209)
Other investments	—	498	—	231

Total investment income	95,433	96,951	49,163	48,373

Investment expense	(1,804)	(2,081)	(752)	(1,124)

Net investment income	$93,629	$94,870	$48,411	$47,249

Unrealized gain (loss) on available for sale fixed income securities:

Increase (decrease) in unrealized gain/loss for period, before tax	$58,039	$(59,115)	$12,688	$(60,229)

Unrealized gain at June 30, 2009	$72,665

Unrealized gain at March 31, 2009	$59,977

Unrealized gain at December 31, 2008	$14,626

HCC Insurance Holdings, Inc. and Subsidiaries
Net Loss Ratios
(Unaudited, in thousands)

	Six months ended		Six months ended		Twelve months ended
	June 30, 2009		June 30, 2008		December 31, 2008
	Net Earned	Loss	Net Earned	Loss	Net Earned	Loss
	Premium	Ratio	Premium	Ratio	Premium	Ratio
Diversified financial products
D&O (1)	$172,488	62.1%	$151,001	56.6%	$312,135	59.0%
E&O (2)	118,281	49.5	108,479	48.7	227,666	50.0
Other Professional Liability	20,768	47.7	14,638	39.1	31,754	40.2
U.S. Surety & Credit	89,727	30.9	82,144	23.8	167,914	23.7
International Surety & Credit	32,651	55.4	33,821	43.9	66,135	56.1

	433,915	51.0	390,083	45.8	805,604	48.1

Group life, accident & health
Medical Stop-loss	315,842	73.5	310,908	74.2	616,900	73.1
Other Medical	66,229	78.7	57,140	78.4	121,865	80.9
Other	16,100	58.4	19,752	61.1	38,503	47.1

	398,171	73.8	387,800	74.2	777,268	73.1

Aviation	65,461	57.0	69,712	62.2	139,838	62.6

London market account
Energy	22,439	7.7	30,423	22.7	57,262	42.6
Other	26,940	42.6	22,972	52.4	49,595	50.8

	49,379	26.7	53,395	35.5	106,857	46.4

Other specialty lines
Public Risk	17,807	66.4	12,265	65.9	25,600	72.3
HCC Lloyds	20,940	65.1	33,274	73.7	62,126	78.3
Other	18,703	91.2	48,887	64.1	85,723	57.6

	57,450	74.0	94,426	67.7	173,449	67.2

Discontinued lines	(10)	nm	4,740	nm	4,758	nm

Total	$1,004,366	60.5%	$1,000,156	59.6%	$2,007,774	60.4%

(1)	Includes D&O and related professional liability insurance underwritten by HCCG and D&O insurance for non-profit organizations underwritten by PIA.

(2)	Includes Miscellaneous E&O, Architects and Engineers E&O, and Diversified Financial Products insurance underwritten by PIA, as well as E&O insurance underwritten in the United Kingdom and Spain.

nm	— Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries
Investments — Selected Disclosures
June 30, 2009
(Unaudited, in thousands)

		% of	Investment	Average
	Fair Value	Portfolio	Grade	Rating

Total Portfolio of Fixed Income Securities	$4,564,222	100.0%	99%	AA+

Residential Mortgage-Backed Securities and Collateralized Mortgage Obligations:

Agency	$838,722	18.4%	100%	AAA

Non-Agency
Prime	55,902	1.2	65%	AA
Alt A	5,729	0.1	67%	A
Subprime	1,532	0.0	79%	AA-

Total Residential MBS/CMO	$901,885	19.7%	97%	AAA

Commercial Mortgage-Backed Securities	$141,720	3.1%	100%	AAA

Asset-Backed Securities:
Auto	$40,631	0.9%	100%	AA+
Credit Card	9,790	0.2	100%	AAA
Other	6,853	0.2	100%	AA

Total Asset-Backed Securities	$57,274	1.3%	100%	AA

Agency Securities:
Total Direct Obligations of U.S. Agencies	$58,355	1.3%	100%	AAA

U.S. Corporate Bonds:
Non-Financial	$397,692	8.7%	100%	A+

Financial	$192,611	4.2%	100%	A+

Municipal Bonds:	$2,087,287	45.8%	99%	AA

Insurance Enhanced	$1,244,800	27.3%	98%	AA

Insured — Underlying Ratings	$1,244,800	27.3%	98%	AA

Non-Insured	$842,487	18.5%	100%	AA+

Foreign Bonds	$464,246	10.2%	100%	AAA

Notes:
The selected disclosures above do not include all classes of investments in the total portfolio of fixed income securities. There are no CDOs/CLOs in the portfolio.

HCC Insurance Holdings, Inc. and Subsidiaries
Subprime Liability Exposure
June 30, 2009
•	As of June 30, the Company had 68 “non-Side A only” D&O, E&O and Fiduciary Liability claims and 17 “Side A only” D&O claims relating to subprime issues.

•	Of the D&O claims reported, three are on primary policies with gross policy limits totaling $12 million. The remaining D&O claims are on excess policies.

•	The average policy limit on the “non-Side A only” claims is $12.9 million gross and $8.8 million net, with an average attachment point of $86 million.

•	The average policy limit for “Side A only” claims is $14.2 million gross and $11.3 million net, with an average attachment point of $159 million.

•	Based upon the Company’s present knowledge, HCC believes the ultimate subprime related losses will be contained within the current overall reserves for D&O, E&O and Fiduciary Liability business.